Exhibit 32.1

CERTIFICATION PURSUANT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

We, David Natan, Chief Executive Officer, and Jason Williams, Chief Financial Officer, in connection with the quarterly report on Form 10-Q of ForceField Energy, Inc. for the fiscal quarter ended June 30, 2015 (the “Report”), hereby certify, in accordance with 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.           The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ForceField Energy, Inc. as of the dates and for the periods presented in the Report.

Date: August 19, 2015	By:	/s/ David Natan
David Natan
Chief Executive Officer

Date: August 19, 2015	By:	/s/ Jason Williams
Jason Williams
Chief Financial Officer